SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 12, 1998

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                          0-19278                13-3357370
  (State or other jurisdiction           (Commission            (IRS EMPLOYER
       or incorporation)                 File Number)           Identification)



                    51 James Way, Eatontown, New Jersey            07724
               (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code   (908) 542-2800



________________________________________________________________________________
          (Former name or former address, if changed since last report)


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Item 5. Other Events


     The U.S. Patent and Trademark office has issued Osteotech, Inc. (the "Company") U.S. Patent #5702677 entitled "Spherical Hydroxyapatite Particles and Process for the Production Thereof" (the "Patent").

     The Patent covers a process for producing spherical, non-porous Hydroxyapatite (ceramic) particles which do not exceed 250 microns and have a density of at least 3 grams per cc. These particles have a variety of orthopaedic and dental applications and are ideally suited for soft tissue augmentation.

     In November, 1997, the Company's European subsidiary, CAM Implants, BV, signed a long-term agreement to be the exclusive supplier to ConvaTec, a Bristol Myers Squibb division, of calcium hydroxyapatite medical grade granules utilizing the technology covered by the Patent. The granules are to be a key component in ConvaTec's urethral sphincter augmentation device which is currently in clinical trials in Europe and the United States. ConvaTec expects to begin marketing its product in 1999/2000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January  16, 1998

                                    OSTEOTECH, INC.  (Registrant)

                                    By:/s/ MICHAEL J. JEFFRIES
                                       -----------------------------
                                    Michael J. Jeffries
                                    Executive Vice President, Chief
                                    Operating Officer and Chief Financial
                                    Officer (Principal Financial Officer and
                                    Principal Accounting Officer)